Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Kraft Heinz Company of our report dated February 19, 2015, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the changes in the composition of reportable segments described in Notes 4, 5 and 15 to the consolidated financial statements, as to which the date is August 10, 2015, and to the effects of the inclusion of guarantee information discussed in Note 17 to the consolidated financial statements, as to which the date is July 7, 2016, relating to the financial statements and financial statement schedule of Kraft Foods Group, Inc., which appears in The Kraft Heinz Company’s Current Report on Form 8-K dated July 7, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 7, 2016